AMENDED MANAGEMENT CONSULTING AGREEMENT

THIS AGREEMENT dated December 21, 2006 and effective as of the 1st day of January, 2007.

BETWEEN:

DREW BONNELL, businessman, of 2320 Queens Avenue, West Vancouver, British Columbia, V7V 2Y6

(the “Consultant”)

AND:

EDEN ENERGY CORP., a Nevada company having an office at Suite 1925 – 200 Burrard Street, Vancouver, British Columbia, V6C 3L6

(the “Company”)

WHEREAS:

A.                           The Company and the Consultant entered into a Management Consulting Agreement (the “Agreement”) dated May 1, 2005, as amended February 28, 2006, and have agreed to amend the Agreement to increase the remuneration.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto covenant and agree each with the other as follows:

1.	Paragraph 3.01 of the Agreement is hereby deleted in its entirety and replaced with the following:

“3.01      As compensation for his management services, the Consultant shall receive a monthly management fee of US$11,000.00. The Company shall pay such management fee monthly on the first day of the month to which payment of such management fee relates.”

2.	In all other respects the Agreement shall remain the same.

IN WITNESS WHEREOF the parties hereto have executed this agreement on the day and year first above written.

WITNESSED by: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) )	DREW BONNELL

EDEN ENERGY CORP.

Per:	_________________________________
Signature
Dated:	____________________________, 2006